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                                                                    Exhibit 10.1




                          ASSET CONTRIBUTION AGREEMENT


                                 by and between


                               DUBACH GAS COMPANY,

                               a Texas corporation

                                   ("Grantor")

                                       and

                   ARCADIA REFINING & MARKETING COMPANY, L.P.

                           a Texas limited partnership

                                  ("Grantee").





                     Concerning the contribution of certain
                assets by Grantor, the assumption and assignment
                      of certain liabilities of Grantor and
                     the distribution of capital to Grantor


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                          ASSET CONTRIBUTION AGREEMENT
                          ----------------------------

     This ASSET CONTRIBUTION AGREEMENT (this "Agreement"), dated as of this 14th day of April, 1994, is by and between DUBACH GAS COMPANY, a Texas corporation ("Grantor"), and ARCADIA REFINING & MARKETING COMPANY, L.P., a Texas limited partnership ("Grantee"). Grantor and Grantee may be referred to herein individually as a "Party" and collectively as the "Parties."

                              W I T N E S S E T H:

     WHEREAS, Grantor owns a refinery located in Claiborne Parish, Louisiana (the "Claiborne Refinery") and another refinery located in Lincoln Parish, Louisiana (the "Dubach Refinery") (collectively, the "Refineries"); and

     WHEREAS, Grantor desires to contribute and Grantee desires to acquire all the assets used in connection with the Claiborne Refinery, save and except the Excluded Assets (as hereinafter defined) and acquire certain equipment located at the Dubach Refinery (the "Dubach Transfer Equipment"), which will be moved by Grantee to the Claiborne Refinery;

     NOW, THEREFORE, in consideration of the premises and of the respective representations, warranties, covenants, agreements and conditions contained herein, and after good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties, intending to be legally bound, hereby contract and agree as follows:

                                   ARTICLE I.

             Transfer of Property; Limited Assumption of Liabilities
             -------------------------------------------------------

     1.01 TRANSFER OF PROPERTY. On the terms and subject to the conditions set forth herein, on the Closing Date (as hereinafter defined), Grantor shall assign, convey, deliver and transfer to Grantee and Grantee shall acquire from Grantor, all of Grantor's right, title and interest in and to the tangible and intangible property and assets (the "Transfer Assets") described on Exhibit "A" hereof.

     Notwithstanding any provision of this Agreement to the contrary, the Transfer Assets shall not include any assets listed below (the "Excluded Assets"):

          (A) All cash, accounts receivable, bank accounts, security deposits and any instruments, documents and chattel paper arising out of the sale of goods prior to May 1, 1994;

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          (B)  All pipelines of any type, including, but not limited to, the natural gas gathering system and certain other assets located at the Claiborne Refinery, including all of the assets listed on Exhibit "B" hereof (the "Gas Processing Assets");

          (C) The salt water disposal well and related salt water disposal facilities located at the Claiborne Refinery and described on Exhibit D hereof; and

          (D) All contracts related to the Excluded Assets or operations related thereto.

     1.02 CONSIDERATION.

          (A) ISSUANCE OF PARTNERSHIP INTEREST AND CAPITAL DISTRIBUTION FROM THE PARTNERSHIP. For and in consideration of the transfer of the Transfer Assets to Grantee, Grantee shall issue to Grantor a limited partnership interest equal to 46% ownership interest in Grantee and shall distribute capital to Grantor at the Closing (as hereinafter defined) in the amount of $2,080,000, plus (i) the amount of any prepaid accounts or security deposits that are conveyed to Grantee, and (ii) the market value of crude oil, feed stocks, intermediates and finished products (the "Hydrocarbon Inventory") (to be paid as hereafter set forth) (all of such amounts in this sentence are hereafter referred to as the "Consideration Amount").
     The Consideration Amount to be distributed to Grantor shall consist of (i) $1,080,000 in cash, subject to adjustment (as described below), and (ii) promissory notes from Grantee in the aggregate principal amount of $1,000,000 in the form and substance mutually agreed to by Grantor and Grantee on or before the Closing (collectively, the "Notes"). The Notes will be subject to the following terms: (1) they will be subordinated on terms acceptable to Grantor to the Senior Debt (as hereinafter defined),
     (2) they will be secured by a second lien on all of the assets of Grantee, including the Transfer Assets, (3) they will bear interest at 10% per annum payable quarterly, and (4) they will mature on the sixth anniversary of the Closing Date, and prior to maturity, will be entitled to a mandatory prepayment based on available cash after distribution to pay taxes after the retirement of the Senior Debt.

     To the extent that the Transfer Assets include prepaid items and the Hydrocarbon Inventory, the Consideration Amount shall be increased by the value of these assets (the "Adjustment"). The Adjustment shall be the sum of (i) the value of all prepaid items included in the Transfer Assets, and (ii) the fair market value of the Hydrocarbon Inventory included in the Transfer Assets (the "Inventory Value"). The Inventory Value shall be calculated by (i)

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measuring, as of 12:01 AM on May 1, 1994, the amount of Hydrocarbon Inventory using the best available method of measurement, and (ii) assigning a market-related price for each of these items. The Adjustment shall be distributed in cash by Grantee to Grantor on or before May 16, 1994.

          (B) ALLOCATION OF VALUE. The Parties agree to allocate the value of the Transfer Assets in a manner mutually acceptable to the Parties. The Parties shall jointly file a Form 8594 or such other documents, certificates or schedules as may be necessary to properly reflect such allocations with the Internal Revenue Service and any other taxing authority. The Parties acknowledge that the tax basis for Grantor's 46% interest in Grantee shall be determined as provided in Subchapter K of the Internal Revenue Code of 1986, as amended, and the Regulations promulgated thereunder, and it is contemplated that Grantor will be entitled to a carryover basis with respect to its partnership interest.

     1.03 LIMITED ASSUMPTION OF LIABILITIES. Grantee hereby agrees that at the Closing it will assume and undertake to pay, satisfy or discharge the remaining unfulfilled obligations of Grantor set forth on Schedule 1.03 hereof (the "Assumed Liabilities").

     1.04 TRANSFER OF PARTNERSHIP INTEREST. Subject to the Closing occurring on the Closing Date (as hereinafter defined) in accordance with the terms and conditions set forth in this Agreement, Grantee will issue to Grantor on the Closing Date the limited partnership interest (the "Partnership Interest") in Grantee having a percentage interest of ownership equal to 46%. The Partnership Interest will be issued to Grantor pursuant to and shall be governed by the Agreement of Limited Partnership in the form and substance mutually agreed upon by the Parties on or before the Closing (the "Partnership Agreement").

                                   ARTICLE II.

     2.01 CLOSING DATE AND EFFECTIVE TIME. The closing of the contribution of the Transfer Assets and the distribution of capital contemplated hereby (the "Closing") shall be held at the offices of Grantor at 8080 North Central Expressway, 12th Floor, Dallas, Texas or at such other place as the Parties mutually agree on or before May 16, 1994, or such other date mutually approved of by the Parties (the "Closing Date"), but all prorations of income and expenses will occur as of 12:01 A.M. on May 1, 1994.

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     2.02 CLOSING TRANSACTIONS.  On the Closing Date:

          (A) Grantor shall execute and deliver to Grantee all deeds, bills of sale, endorsements, assignments, documents of title and other instruments of transfer and conveyance as Grantee shall reasonably request and in form and substance reasonably requested by Grantee so as to vest in Grantee all of Grantor's legal and equitable title to the Transfer Assets. THE PARTIES ACKNOWLEDGE AND AGREE THAT THE TRANSFER ASSETS WILL BE TRANSFERRED TO GRANTOR "AS IS" WITH NO EXPRESSED OR IMPLIED WARRANTIES EXCEPT AS PROVIDED IN THIS AGREEMENT AND THE EXHIBITS HERETO.

          (B) Grantee shall deliver to Grantor (i) the sum of $1,080,000 by wire transfer of immediately available funds to an account designated by Grantor, and (ii) the Note(s), together with all of the documents perfecting a security interest in the collateral securing the Note(s).

     2.03 ISSUANCE OF PARTNERSHIP INTEREST AND CAPITALIZATION OF PARTNERSHIP. Grantee shall deliver (1) a counterpart of the Partnership Agreement signed by all partners of Grantee as of the Closing Date (the "Partners"), with evidence satisfactory to Grantor that at least $1,060,000 of capital has been contributed by the other limited partners of Grantee (excluding Grantor) and $20,000 has been contributed by the general partner of Grantee, (3) evidence that all investors in Grantee are accredited investors as such term is defined in Rule 501(a) of Regulation D promulgated under the Securities Act of 1933, as amended ("Accredited Investors"), and (4) evidence that the Senior Term Debt and the Working Capital Revolver (as hereinafter defined) have been obtained in accordance with the terms set forth in this Agreement.

                                  ARTICLE III.

                         REPRESENTATIONS AND WARRANTIES

     3.01 REPRESENTATIONS AND WARRANTIES BY GRANTOR. Grantor hereby represents and warrants to Grantee as follows:

          (A) ORGANIZATION AND GOOD STANDING. Grantor is a corporation duly organized, validly existing and in good standing under the laws of the State of Texas.

          (B) CORPORATE AUTHORITY; AUTHORIZATION OF AGREEMENT. The execution and delivery of this Agreement by Grantor, the performance by Grantor of all the terms and conditions hereof to be performed by Grantor and the consummation of the transactions contemplated hereby have been duly authorized and approved by all requisite action (shareholder and board approval and otherwise) on the part of Grantor.

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          (C)  NO VIOLATION.  Except for the approval of the Bank of Oklahoma,
     National Association, certain other approvals, and any requisite applicable regulatory approval all as disclosed on Schedule 3.01(C) hereof, neither the execution and delivery of this Agreement or the consummation of the transactions contemplated by this Agreement nor compliance with its terms and conditions, shall result in the creation or imposition of any lien, charge or encumbrance of any nature upon the Transfer Assets.

          (D) INVESTMENT. Grantor is an Accredited Investor and is purchasing the Partnership Interest for investment purposes.

          (E) BROKER. All negotiations on behalf of Grantor relating to this Agreement and the transactions contemplated by this Agreement have been carried on by Grantor and its agents directly with Grantee without the intervention of any other person in such manner as to give rise to any claim for a brokerage commission, finder's fee or other like payment in connection with the consummation of the transactions contemplated hereby, except for Turner, Mason & Company (the "Broker"), and Grantor acknowledges it will be responsible for the commission owed to the Broker.

          (F) TITLE TO PROPERTY. Other than the leased equipment and vehicles shown on Schedule 1.03, Grantor has good, valid and indefeasible title to all the Transfer Assets. Upon consummation of the transactions contemplated hereby, Grantee shall receive good, valid and indefeasible title to the Transfer Assets that are owned free and clear of all security interests, liens, claims and encumbrances and good and valid leasehold interest in the leased equipment and vehicles shown on Schedule 1.03.

          (G) TAXES. All income, excise, corporate, franchise, property, sales, use, payroll, withholding and other taxes related to taxable periods or portions thereof ending prior to or on the date hereof, including, without limitation, governmental charges, assessments and required contributions of Grantor with respect to its business that may result in the filing of a lien on the Transfer Assets or that may result in the imposition of transferee or other liability on Grantee for the payment of such taxes, have been accurately recorded and duly paid, collected or withheld and remitted to the appropriate governmental agency, except for current taxes not due and payable prior to or on the date hereof (such taxes to be paid when due by Grantor). Grantor shall timely file all

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sales tax returns with respect to sales occurring in connection with Grantor's business prior to or on the date hereof.

          (H) LITIGATION. There are no legal actions or administrative proceedings or investigations instituted, or to the best knowledge of Grantor or Shareholder, threatened, against or affecting, or that could affect any of the Transfer Assets.

          (I) COMPLIANCE WITH LAWS. To the best of Grantor's actual knowledge, there are no existing violations by Grantor of any federal, state or local law or ordinance other than the Occupational Health and Safety Act and Environmental Laws (as hereinafter defined) as to which Grantor makes no representation or warranty that could have a material adverse effect on the Transfer Assets. To the best of Grantor's actual knowledge, it possesses all necessary licenses, permits and governmental authorizations to conduct the business associated with the Transfer Assets as now conducted.

          (J) CONDITIONS OF THE TRANSFER ASSETS. The structures and equipment included in the Transfer Assets are currently being operated, and, as of March 31, 1994, were processing approximately seven thousand (7,000) barrels of crude oil per day.

          (K) UNIONS. No employees of Grantor are represented by any union, labor organization or collective bargaining unit. To the best knowledge of Grantor, the employees of Grantor have no current intention to and have not threatened to organize or join a union, labor organization or collective bargaining unit.

          (L) ACCURACY OF INFORMATION FURNISHED. Exhibit C is information that has been provided to Grantee by Grantor. Such information and all representations contained in this Agreement and the exhibits hereto are true, correct and complete in all material respects. Such information states all facts required to be stated therein or necessary to make the statements therein, in light of the circumstances under which such statements are made, true, correct and complete in all material respects.

     3.02 REPRESENTATIONS AND WARRANTIES BY GRANTEE. Grantee hereby represents and warrants to Grantor that:

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

          (A) ORGANIZATION AND EXISTENCE. Grantee is a limited partnership duly formed, validly existing and in good standing under the laws of the State of Texas and will be qualified to do business in Louisiana on or before the Closing Date.

          (B) AUTHORITY AND APPROVAL. Grantee has all requisite partnership power and authority to execute and deliver this Agreement, to consummate the transactions contemplated hereby and to perform all the terms and conditions hereof to be performed by it. The execution and delivery of this Agreement by Grantee, the performance of it of all the terms and conditions hereof to be performed by it and the consummation of the transactions contemplated hereby have been duly authorized and approved by all requisite partnership action on the part of Grantee. Grantee has delivered to Grantor a true and correct copy of the Partnership Agreement.


          (C) NO BROKER. All negotiations on behalf of Grantee relating to this Agreement and the transactions contemplated by this Agreement have been carried on by Grantee, the Broker, Grantor and its agents without the intervention of any other person in such manner as to give rise to any claim against Grantor or its affiliates for a broker's commission, finder's fee or like payment in connection with the consummation of the transactions contemplated herein other than Grantor's obligations to the Broker.

          (D) LIMITED REPRESENTATIONS BY GRANTOR. Grantee represents and warrants to Grantor that it has inspected, examined and investigated the Transfer Assets prior to its execution and delivery of this Agreement and that Grantee has retained and relied upon experts that have knowledge and experience in the refinery business and used its experts for its independent financial analysis and review. Grantee represents, warrants and agrees that, except as set forth in this Agreement and the exhibits hereto, (i) it is relying SOLELY on its and its experts' own inspections, examinations and investigations in making the decision to purchase the Transfer Assets, (ii) that (subject to the accuracy of Grantor's representations that it is an Accredited Investor) Grantee qualifies as an Accredited Investor, and (iii) Grantee with its experts has the business background and technical expertise to properly evaluate the investment and make a proper business decision.

          (E) NO RELIANCE ON MARKETING MATERIALS. Grantee has not relied, and is not relying, upon any information, document, sales brochures, or other literature, financial projections, financial statements, representations, guarantees or warranties (whether express or implied, oral or written, material or immaterial) that may have been given or made by

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     Grantor, except for any representations and warranties contained in this
     Agreement and the exhibits hereto.

          (F) NO RELIANCE ON GRANTOR AS TO QUALITY OR PHYSICAL CONDITION OF TRANSFER ASSETS; "AS IS" SALE. EXCEPT AS PROVIDED IN THIS AGREEMENT AND THE EXHIBITS HERETO, GRANTEE IS NOT RELYING AND HAS NOT RELIED ON GRANTOR OR ITS OFFICERS, DIRECTORS, AGENTS AND REPRESENTATIVES AS TO (I) THE QUALITY, NATURE, ADEQUACY OR PHYSICAL CONDITION OF THE TRANSFER ASSETS;
     (II) THE QUALITY, NATURE, ADEQUACY OF PHYSICAL CONDITION OF SOILS OR THE EXISTENCE OR CONDITION OF GROUND WATER AT THE LOCATION OF THE TRANSFER ASSETS; (III) THE EXISTENCE, QUALITY, NATURE, ADEQUACY OF PHYSICAL CONDITION OF ANY UTILITY SERVING THE TRANSFER ASSETS; (IV) THE DEVELOPMENT POTENTIAL OF THE TRANSFER ASSETS, ITS HABITABILITY, MERCHANTABILITY OR FITNESS, SUITABILITY OR ADEQUACY FOR ANY PARTICULAR PURPOSE; (V) THE ZONING OR OTHER LEGAL STATUS OF THE TRANSFER ASSETS; (VI) THE COMPLIANCE WITH ANY APPLICABLE CODES, LAWS, REGULATIONS, STATUTES, ORDINANCES, COVENANTS, CONDITIONS OR RESTRICTIONS OF ANY GOVERNMENTAL OR QUASI-GOVERNMENTAL ENTITY OR OF ANY OTHER PERSON OR ENTITY OF THE TRANSFER ASSETS; OR (VII) THE COMPLIANCE OF THE TRANSFER ASSETS WITH ANY ENVIRONMENTAL LAWS OR THE EXISTENCE OF ANY CONDITION OR SUBSTANCE THAT COULD CAUSE LIABILITY UNDER ANY ENVIRONMENTAL LAWS. GRANTEE IS PURCHASING THE PROPERTY IN "AS IS" CONDITION "WITH ALL FAULTS" AND SPECIFICALLY AND EXPRESSLY WITHOUT ANY WARRANTIES, REPRESENTATIONS OR GUARANTIES OF ANY KIND, ORAL OR WRITTEN, EXPRESS OR IMPLIED, CONCERNING THE PROPERTY OR THIS AGREEMENT FROM OR ON BEHALF OF GRANTOR.

          (G) NO ENVIRONMENTAL REPRESENTATIONS. GRANTOR HAS NOT, DOES NOT AND WILL NOT MAKE ANY REPRESENTATIONS OR WARRANTIES WITH REGARD TO COMPLIANCE WITH ANY ENVIRONMENTAL PROTECTION, POLLUTION OR LAND USE LAWS, RULES, REGULATIONS, ORDER OR REQUIREMENT, INCLUDING, BUT NOT LIMITED TO, THOSE PERTAINING TO THE HANDLING, GENERATING, TREATING, STORING OR DISPOSING OF ANY HAZARDOUS WASTE OR SUBSTANCE. GRANTOR HAS DELIVERED TO GRANTEE THE PHASE I AND, TO THE EXTENT AVAILABLE, THE PHASE II ENVIRONMENTAL STUDY DATED APRIL 1993 PREPARED BY ESPEY, HUSTON & ASSOCIATES, INC.

                                   ARTICLE IV.

                       ADDITIONAL AGREEMENTS AND COVENANTS

     4.01 COVENANTS OF GRANTOR. Grantor covenants and agrees with Grantee as follows:

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          (A)  CERTAIN CHANGES.  Except as expressly may be permitted hereunder,
     Grantor covenants that, from the date hereof until the Closing Date, without first obtaining the written consent of Grantee, Grantor shall not:

                  (i) terminate, amend, modify or change any contract which is a Transfer Asset;

                 (ii) sell, lease or otherwise dispose of any of the Transfer Assets, other than in the ordinary and usual course of business; or

                (iii)    commit itself to do any of the foregoing.

          (B) OPERATION OF BUSINESS. Grantor covenants and agrees with Grantee that from the date hereof until the Closing Date, except as permitted hereunder or contemplated hereunder or as consented to in writing by Grantee, Grantor shall carry on its business in the usual and ordinary course and shall use its best efforts to preserve and maintain its business organization, employees and business relationships.

          (C) ACCESS. Grantor will afford to Grantee and its authorized representatives reasonable access from the date hereof until the Closing Date, during normal business hours, to Grantor's personnel, agents and representatives, property, books and records related to the Claiborne Refinery and will furnish to Grantee any and all information as it may reasonably request but shall not be required to generate any special reports or be required to speculate as to any matter. Grantee shall have the right to conduct soil borings and tests to determine the geologic subsurface and any possible existence of toxic and hazardous materials on, about or under the Transfer Assets.

          (D) BEST EFFORTS. Grantor will use its best efforts to obtain the satisfaction of the conditions to the Closing set forth in Section 5.01 hereof.

          (E) CONFIDENTIALITY. After the Closing Date, Grantor, directly or indirectly, shall not disclose or provide to any other Person any non-public information of a confidential nature concerning the business or operations of the Refineries, except as is required in Securities and Exchange Commission or other governmental filings or judicial, administrative or arbitration proceedings.

          (F) PUBLIC ANNOUNCEMENTS. Except for releases or filings required by securities law or stock exchange requirements, at all times until the Closing Date, Grantor shall promptly advise Grantee before issuing or permitting any

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     of Grantor's directors, officers, employees or agents to issue any press release with respect to this Agreement or the transactions contemplated hereby.

          (G) NON-COMPETE. Grantor and its parent, Cornerstone Natural Gas, Inc. (the "Shareholder"), each hereby agrees that, except for operations at the Dubach Refinery (including, without limitation, condensate stabilization), for a period of five years from the Closing Date, they will not, directly or indirectly, either as an employee, employer, consultant, agent, lender, principal, partner, stockholder, corporate officer, director, or in any other individual or representative capacity, engage or participate in any crude oil refining operations that are in competition with the business of Grantee, within a 100 mile radius of the Claiborne Refinery, except as approved in writing by Grantee.

          (H) PRESERVATION OF BOOKS AND RECORDS. For a period of five (5) years after the Closing Date, Grantor shall (i) preserve and retain all corporate, accounting, legal, auditing and other books and records related to the Claiborne Refinery that are in Grantor's control, and (ii) make such books and records available at the then current administrative headquarters of Grantor to Grantee and its officers, employees and agents, upon reasonable notice and at reasonable times. Grantee shall be entitled to make copies of any such books and records as it shall deem necessary at their sole cost and expense. Grantor agrees to permit representatives of Grantee to meet with employees of Grantor on a mutually convenient basis in order to enable Grantee to obtain additional information and explanations of any materials provided pursuant to this Section 4.01(H).

     4.02 COVENANTS OF GRANTEE. Grantee covenants and agrees with Grantor as follows:

          (A) BEST EFFORTS. Grantee will use its best efforts to obtain the satisfaction of the conditions to the Closing set forth in Section 5.02.

          (B) PRESERVATION OF BOOKS AND RECORDS. For a period of five (5) years after the Closing Date, Grantee shall (i) preserve and retain all books and records of Grantee that are in Grantee's control, and (ii) make such books and records available at the then current administrative headquarters of Grantee to Grantor and its officers, employees and agents, upon reasonable notice and at reasonable times. Grantor shall be entitled to make copies of any such books and records as it shall deem necessary at their sole cost and expense. Grantee agrees to permit representatives of Grantor to meet with employees of Grantee on a mutually convenient basis in order

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     to enable Grantor to obtain additional information and explanations of any materials provided pursuant to this Section 4.02(B).

          (C) PUBLIC ANNOUNCEMENTS. At all times until the Closing Date, Grantee shall not issue or permit the issuance by any of Grantee's Partners, employees or agents, or any director,officer, employee, agent or shareholder of the general partner of Grantee to issue any press release with respect to this Agreement or the transactions contemplated hereby.

          (D) CONFIDENTIAL INFORMATION. In the event that the Agreement is terminated or, if not terminated, until the Closing Date, the confidentiality of any data or information received by Grantee and the Partners of Grantee (other than Grantor) regarding the business and assets of Grantor shall be maintained by Grantee and its representatives, and such information shall not be disclosed to others other than Grantee's agents, representatives, partners and lending institutions who have agreed to be bound by a confidentiality agreement on terms satisfactory to Grantor.

          (E) NON-COMPETE. Grantee and the Partners of Grantee (excluding Grantor) hereby agree that, for a period of five years from the Closing Date, they will not, directly or indirectly, either as an employee, employer, consultant, agent, lender, principal, partner, stockholder, corporate officer, director, or in any other individual or representative capacity, engage or participate in any gas processing operations that are in competition with the business of Grantor within a 100 mile radius of the Claiborne Refinery, except as approved in writing by Grantor.

          (F) ENVIRONMENTAL REMEDIATION. Grantor has provided Grantee with an environmental assessment of the Claiborne Refinery facilities prepared by Espey, Huston & Associates, Inc. dated April 1993. Grantor requires that Grantee develop and rely on its own opinions from the information provided and the advice of its own experts and consultants regarding all environmental matters at the Claiborne Refinery. Moreover, Grantee agrees to operate the Transfer Assets in full compliance with all remediation plans and programs in place at the Closing plus any modifications of such programs and future requirements imposed on the Transfer Assets by authorized regulatory agencies (the "Remediation Programs"). Grantee agrees to hold harmless and indemnify Grantor for all future environmental liabilities resulting from Grantee's operations of the Transfer Assets and any failures to comply with the Remediation Programs. Grantee assumes all responsibility and liability for recovery of underground hydrocarbons related to

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     the Transfer Assets and otherwise agrees to continue the remedial work that has been conducted at the sites. Grantee agrees to indemnify and hold Grantor harmless from all liabilities for violation(s) of any "Environmental Laws" (as hereafter defined) as to the Transfer Assets. For purposes of this Agreement, "Environmental Laws" shall mean laws, including without limitation, federal, state or local laws, ordinances, rules, regulations, interpretations and orders of courts or governmental agencies or authorities relating to pollution or protection of the environment (including, without limitation, ambient air, surface water, groundwater, land surface and subsurface strata), including without limitation, the Comprehensive Environmental Response Compensation and Liability Act of
     1980, the Superfund Amendments and Reauthorization Act of 1987, the
     Resource Conservation and Recovery Act of 1976, the Hazardous and Solid Waste Amendment of 1984 and the Hazardous Materials Transportation Act, and any other laws relating to pollution or protection of the environment, or to the manufacture, processing, distribution, use, treatment, handling, storage, disposal or transportation of Polluting Substances (as hereinafter defined). For the purposes of this Agreement, Polluting Substance means any solid or hazardous waste, hazardous substance, pollutant, contaminant, oil, petroleum product, commercial product or other substance (i) which is listed, regulated or designated as toxic or hazardous (or words of similar meaning or regulatory effect) or with respect to which remediation or cleanup obligations may be imposed under any Environmental Law, or (ii) exposure to which may pose a safety or health hazard.

          (G) COLLECTION OF RECEIVABLES. Grantee shall use its best efforts to assist Grantor in the collection of all accounts receivables that are part of the Excluded Assets (the "Retained Receivables"). Grantee shall remit to Grantor all amounts collected on the Retained Receivables and unless specifically notified to the contrary, shall apply all collections to the oldest invoice.

          (H) SENIOR DEBT. Grantee shall diligently pursue and seek to obtain a bank loan of $3,000,000 for the Transfer Assets, and a working capital facility sufficient for the operation of the Transfer Assets and may seek to obtain such other indebtedness as shall be mutually acceptable to the Grantor and Grantee (these loans shall be referred to collectively hereafter as the "Senior Debt"). Grantee agrees to notify and keep Grantor informed concerning the status of Grantee's efforts to obtain the Senior Debt. Grantee shall notify Grantor immediately upon learning that BT Commercial Corporation ("Banker's Trust") is not willing or able to provide the Senior Debt on the terms previously disclosed to

     Grantor on or before the Termination Date (as hereinafter defined) and, following such notice, diligently seek another lender to provide the Senior Debt.

     4.03 MUTUAL COVENANTS. Grantor and Grantee upon the Closing agree as follows:

          (A) CONDENSATE PURCHASE AGREEMENT. Grantor hereby agrees to sell and Grantee hereby agrees to purchase all condensate produced by Grantor at the Claiborne Refinery that is under the sole control of Grantor at its fair market value at the time of its transfer from Grantor to Grantee (the "Market Price"). The Market Price shall be that certain price that a willing buyer would pay to a willing seller for the same or similar product at the same location. Payments under this Condensate Purchase Agreement shall be payable monthly and due on the 20th day of the month following the calendar month in which the condensate was received (e.g., payments for condensate received in May shall be paid on or before June 20). This Condensate Purchase Agreement pursuant to this Section 4.03(A) of this Agreement shall be perpetual and binding on all successors and assigns of Grantor and Grantee for so long as they, their successors and assigns operate their respective facilities but shall not be ongoing if operations are terminated without the intent to renew operations.

          (B) LIGHT HYDROCARBONS PURCHASE AGREEMENT. Grantee hereby agrees to sell and Grantor hereby agrees to purchase all fuel gas, butanes, propane and natural gas liquids (together, the "Light Hydrocarbons") produced by Grantee at the Claiborne Refinery that is under the sole control of Grantee at the Market Price determined at the time of its transfer from Grantee to Grantor. Payments under this Light Hydrocarbons Purchase Agreement shall be payable monthly and due on the last day of the month following the calendar month in which the Light Hydrocarbons were received (e.g., payments for Light Hydrocarbons received in May shall be paid on or before June 30). This Light Hydrocarbons Purchase Agreement pursuant to this
     Section 4.03(B) of this Agreement shall be perpetual and binding on all successors and assigns of Grantor and Grantee for so long as they, their successors and assigns operate their respective facilities but shall not be ongoing if operations are terminated without the intent to renew operations.

          (C) ACCESS AND EASEMENTS. Grantor hereby agrees to allow such Grantee access ("Grantee's Right of Access") over the property where the Dubach Refinery is located as is required by Grantee to remove the Dubach Transfer Equipment. Grantee's Right of Access will terminate upon the earlier of

     (i) the removal of the Dubach Transfer Equipment from the Dubach Refinery,
     or (ii) one year after the Closing Date.     Grantee hereby agrees to
     convey to Grantor an easement ("Grantor's Easement") over the property where the Claiborne Refinery is located in order to (i) allow Grantor to operate, maintain, repair and expand (but expansion will only be permissible if it does not materially hinder Grantee's operations at the Claiborne Refinery) those certain Excluded Assets that will remain at the Claiborne Refinery, including, but not limited to, the salt water disposal well and the three-phase gas separator (known as the "Lisbon Separator"), and (ii) allow Grantor to remove certain other Excluded Assets (the "Claiborne Transfer Equipment"), including, but not limited to, certain gas compressors. Except for the portion of the Grantor's Easement relating to removal of the Claiborne Transfer Equipment (which shall terminate on the earlier of (a) the removal of the Claiborne Transfer Equipment, or (b) one year after the Closing Date) the Grantor's Easement shall be perpetual in duration but shall revert on abandonment (which shall mean a failure to utilize the easement for a continuous period of one year or more, unless Grantor intends to use the easement but is prevented from such use by economic conditions, shortage of material or other matters beyond Grantor's control), shall be a non-exclusive right and shall also include the temporary use of any excess land required for repair (as long as such use does not materially interfere with the intended use of Grantee).

          (D) RIGHT TO PROVIDE INFORMATION. If, on or before May 1, 1994, Grantee notifies Grantor that Bankers' Trust is not willing or able to provide the Senior Debt on the terms reasonably acceptable to Grantor and Grantee, such approval not to be unreasonably withheld on or before the Termination Date, then until such alternative financing has been obtained, the Parties agree that Grantor may solicit bids for the Transfer Assets and provide to other parties any and all information concerning the Transfer Assets that Grantor deems appropriate in its sole discretion. Grantee agrees to use its best efforts to obtain alternative financing for the Senior Debt on terms reasonably acceptable to Grantor and Grantee, such approval not to be unreasonably withheld.

                                   ARTICLE V.

                              CONDITIONS TO CLOSING

     5.01 CONDITIONS TO THE OBLIGATIONS OF GRANTEE. The obligations of Grantee to proceed with the Closing are subject to the satisfaction on or prior to the Closing Date of all of the following conditions; however, Grantee may close even though one or more of the conditions have not been met, in whole or in part, by Grantor; provided, however, that no such closing without one or more condition(s) being met shall constitute a waiver by Grantee of any of its other rights or remedies, at law or in equity, if

Grantee gives written notice that it is not waiving a specified condition. The conditions for Grantee to proceed with the Closing are as follows:

          (A) COMPLIANCE. Grantor shall have performed, satisfied and complied with its covenants and agreements contained herein, each of its representations and warranties contained in Section 3.01 hereof shall be true on and as though made on and as of the Closing Date, and each of the conditions specified in this Agreement shall have been satisfied on or before the Closing Date.

          (B) OFFICER'S CERTIFICATE. Grantee shall have received a certificate dated the Closing Date from Grantor certifying that the matters specified in Section 5.01(A) are correct.

          (C) NO ORDERS. The Closing shall not materially violate any material order or decree of any court or governmental body having competent jurisdiction over the transactions contemplated by this Agreement.

          (D) ABSENCE OF LITIGATION. No material proceeding pertaining to the transactions contemplated by this Agreement or to its consummation, shall have been instituted or threatened on or before the Closing Date which would prevent a transfer of the Transfer Assets in compliance with the terms of this Agreement.

          (E) SENIOR DEBT. Grantee shall have arranged and obtained Senior Debt on the terms set forth in this Agreement.

          (F) THIRD PARTY CONSENTS. All necessary agreements, consents and approvals required as listed on Schedule 3.01(C) shall have been received by Grantee and shall be in a form and substance reasonably satisfactory to Grantee.

          (G) UPDATE TO ENVIRONMENTAL REPORT. Grantor shall use its best efforts to provide Grantee with an updated environmental assessment of the Claiborne Refinery facilities prepared by Espey, Huston & Associates, Inc., dated as of a date subsequent to the date of this Agreement (Grantor's "best efforts" obligation in this paragraph shall not require Grantor to expend more than $10,000).

     5.02 CONDITIONS TO THE OBLIGATIONS OF GRANTOR. The obligations of Grantor to proceed with the Closing are subject to the satisfaction on or prior to the Closing Date of all of the following conditions; however, Grantor may close even though one or more of the conditions have not been met, in whole or in part, by Grantee; provided, however, that no such Closing without one or more condition being met shall constitute a waiver by Grantor of any of its other rights or remedies at law or in equity if Grantor gives written notice that it is not waiving a specified condition.

The conditions for Grantor to proceed with the Closing are as follows:

          (A) COMPLIANCE. Grantee shall have performed, satisfied and complied with its covenants and agreements contained herein, each of its representations and warranties contained in Section 3.02 hereof shall be true on and as though made on and as of the Closing Date, and each of the conditions specified in this Agreement shall have been satisfied on or before the Closing Date.

          (B) OFFICERS' CERTIFICATE. Grantor shall have received a certificate, dated the Closing Date, executed by an executive officer of the general partner of Grantee certifying as to the matters specified in
     Section 5.02(A) hereof.

          (C) NO ORDERS. The Closing shall not materially violate any material order or decree of any court or governmental body having competent jurisdiction over the transactions contemplated by this Agreement.

          (D) ABSENCE OF LITIGATION. No meritorious material proceeding pertaining to the transaction contemplated by this Agreement or to its consummation, shall have been instituted or threatened on or before the Closing Date, which would prevent a transfer of the Transfer Assets in compliance with the terms of this Agreement.

          (E) PARTNERSHIP CAPITALIZATION. Grantee shall have raised an aggregate of $1,080,000 in capital in addition to the contribution to be made by Grantor. In addition, Grantee shall have arranged and obtained a term loan in the amount of at least $3,000,000 and a working capital facility on terms acceptable to Grantee, such acceptance not to be unreasonably withheld.

                                   ARTICLE VI.

                                   TERMINATION

     6.01 GROUNDS FOR TERMINATION. This Agreement may be terminated at any time prior to the Closing Date:

          (A)  By the mutual written agreement of Grantor and Grantee;

          (B) If the Closing has not occurred prior to May 16, 1994 (the "Termination Date"); or

          (C) If Grantee shall notify Grantor that Bankers Trust is not willing or able to provide the Senior Debt on or before the Termination Date and an alternative lender for the Senior Debt has not been obtained, then on or after May 1, 1994

     Grantor may terminate this Agreement by written notice to Grantee; or

          (D) If the occurrence of the closing transactions would materially violate any order, decree or judgment which prohibits the consummation of this Agreement in a material way.

     6.02 EFFECT OF TERMINATION. The following provisions shall apply in the event of a termination of this Agreement:

          (A) If this Agreement is terminated by Grantor and Grantee under any of the grounds specified in Section 6.01(A) or 6.01(C) hereof, such termination shall be without liability to any Party to this Agreement or any stockholder, director, officer, employee, agent, partner or representative of such Party.

          (B) If this Agreement is terminated as a result of the failure of Grantor to perform its material obligations hereunder without lawful justification, Grantor shall be fully liable for any and all direct damages sustained or incurred by Grantee, but not indirect or consequential damages or loss of profit.

          (C) If this Agreement is terminated as a result of the failure of Grantee to perform its material obligations hereunder without lawful justification, Grantee shall be fully liable for any and all direct damages sustained or incurred by Grantor, but not indirect or consequential damages or loss of profits.

                                  ARTICLE VII.

       SURVIVAL OF REPRESENTATIONS, WARRANTIES, COVENANTS AND AGREEMENTS; INDEMNIFICATION

     7.01 INDEMNIFICATION OF GRANTEE. Grantor agrees to indemnify Grantee against, and hold Grantee harmless from, any loss, damage or expense (including reasonable attorneys' fees) sustained by Grantee arising out of or resulting from any inaccuracy or breach of any of the representations, warranties or covenants made by Grantor herein.

     7.02 INDEMNIFICATION OF GRANTOR. Grantee agrees to indemnify Grantor against, and hold Grantor harmless from, any loss, damage or expense (including reasonable attorneys' fees) sustained by Grantor arising out of or resulting from (i) any inaccuracy or breach of any of the representations, warranties or covenants made by Grantee herein, or (ii) any claims made pursuant to an Assumed Liability.

     7.03 SURVIVAL. The representations, warranties, covenants and agreements set forth in this Agreement and in any certificate or instrument delivered in connection herewith shall survive the Closing.

     7.04 INDEMNIFICATION PROCEDURES. All claims for indemnification under this Agreement shall be asserted and resolved as follows:

          (A) A Party claiming indemnification under this Agreement (an "Indemnified Party") shall promptly (i) notify in writing the other Party (the "Indemnifying Party") of the claim which has given rise to a right of indemnification under this Agreement, (the "Third Party Claim") describing in detail the nature of the claim (the "Claim Notice"). The Indemnifying Party shall promptly after receipt of the Claim Notice, at the sole cost and expense of the Indemnifying Party, defend the Indemnified Party against such Third Party Claim or if the Indemnifying Party denies responsibility it shall promptly so notify the party claiming indemnification.

          (B) The Indemnifying Party shall have the right and obligation to diligently defend, at its sole cost and expense, the Third Party Claim. The Indemnifying Party shall have full control of such defense and proceedings, including any compromise or settlement thereof. If requested by the Indemnifying Party, the Indemnified Party agrees to cooperate in contesting any Third Party Claim which the Indemnifying Party elects to contest and to provide witness and other support at no costs, other than reimbursement for travel and lodging. The Indemnified Party may participate in, but not control, any defense or settlement of any Third Party Claim controlled by the Indemnifying Party pursuant to this Section 7.04(B).

          (C) If the Indemnifying Party wrongfully fails to diligently prosecute or settle the Third Party Claim, then the Indemnified Party shall have the right to assume the defense of such Third Party Claim, and the cost of such expense shall be the sole cost and expense of the Indemnifying Party.

                                  ARTICLE VIII

                                  MISCELLANEOUS

     8.01 EXPENSES. Except as specifically provided herein, all legal and other costs and expenses in connection with this Agreement and the transactions contemplated hereby shall be paid by Grantor or Grantee, as the case may be, depending upon which Party incurred such costs and expenses.

     8.02 NOTICES. All notices and other communications hereunder shall be in writing and shall be deemed given when delivered personally or when received if sent by registered or certified mail, return receipt requested, or on the date of delivery as shown by a receipt from a reputable overnight delivery service, to the Parties at the following addresses (or at such other address as Party may specify by like notice);

          (A)  If to Grantee:

               Arcadia Refining & Marketing Company, L.P.
               2920 San Jacinto
               LB 38
               Dallas, TX  75201
               Attention:  Malcolm M. Turner

               With a copy to:

               Donohoe, Jameson & Carroll, P. C.
               3400 Renaissance Tower
               1201 Elm Street
               Dallas, TX  75270-2120
               Attention:  James A. Donohoe

          (B)  If to Grantor, to:

               Dubach Gas Company
               8080 North Central Expressway
               12th Floor
               Dallas, TX  75206
               Attention:  Ray Davis, Chairman

               With a copy to:

               Schlanger, Mills, Mayer & Grossberg, L.L.P.
               5847 San Felipe, Suite 1700
               Houston, Texas  77056
               Attention:  Clarence Mayer, P.C.

     8.03 EXCLUSIVE AGREEMENT. This Agreement supersedes all prior agreements between the Parties (written or oral) and is intended as a complete and exclusive statement of the terms of the agreement between the Parties.

     8.04 CHOICE OF LAW; AMENDMENTS; HEADINGS. This Agreement shall be governed by the internal laws of the State of Texas. This Agreement may not be amended or modified orally. The headings and table of contents contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

     8.05 ASSIGNMENTS AND THIRD PARTIES. No Party hereby shall assign this Agreement or any part hereof without the prior written consent of the other Parties. Except as otherwise provided herein, this Agreement shall be binding upon and inure to the benefit of the Parties hereto and their respective successors and assigns. No assignment of this Agreement shall release the assigning party of any of its obligations under the Agreement. Nothing in this Agreement shall entitle any person other than Grantor or Grantee, or their respective successors and assigns permitted hereby, to any claim, cause of action, remedy or right of any kind.

     8.06 SUBSEQUENT FILINGS. Effective at the Closing Date, Grantor shall file with all applicable regulatory agencies or authorities any such notices or certificates as are necessary to reflect the sale to Grantee.

     8.07 SEVERABILITY. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any material adverse manner to either Party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the Parties hereto shall negotiate in good faith to modify this Agreement so as to try to accomplish the original intent of the Parties as closely as possible in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the extent possible.

     8.08 COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same Agreement.

     8.09 FURTHER ASSURANCES. Grantor and Grantee agree to deliver or cause to be delivered to each other on the Closing Date and at such other times thereafter as shall be reasonably agreed any such additional instrument as any of them may reasonably request for the purpose of carrying out transactions contemplated by this Agreement. Grantor and Grantee each agree that they shall cooperate and use their best efforts to have their officers, directors and employees cooperate with the other Party (on or after the Closing Date), in furnishing information, evidence, testimony and other assistance in connection with any actions, proceedings, arrangements or disputes of any nature with respect to any matters.


     8.10 EXPENSES OF LITIGATION. If any proceeding is brought by any Party or its successors or assigns for the enforcement of this Agreement, or as a result of any alleged dispute, breach, default or misrepresentation by any Party of any of the provisions of this Agreement, the successful or prevailing Party shall be entitled to recover its reasonable attorneys' fees and other costs incurred in pursuing such proceeding, in addition to such other relief to which it may be entitled, together with interest thereon at a rate of 10% per annum.

     8.11 REPRODUCTION OF DOCUMENTS. This Agreement and all documents relating thereto, including, without limitation, (a) consents, waivers and modifications which may hereafter be executed, (b) documents received by any Party at the Closing, and (c) financial statements, certificates and other information previously or hereafter furnished, may be reproduced by any photographic, photostatic, microfilm, micro-card, miniature photographic or other similar process. The Parties agree that any such reproduction shall be admissible into evidence as the original itself in any judicial or administrative proceedings whether or not the original is in existence and whether or not such reproduction was made by a Party in the regular course of business, and that any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible into evidence.

     8.12 KNOWLEDGE. The terms "known to Grantor", "actually known by Grantor", "to the best of Grantor's knowledge" or any similar phrase means information or facts in the actual knowledge of the senior executive officers of the Shareholder.

                                   ARTICLE IX

                               CLOSING DELIVERIES

     9.01 DELIVERIES OF GRANTOR. At the Closing, Grantor shall deliver to Grantee the following, all of which shall be in a form satisfactory to counsel to Grantee:

          (A) a bill of sale conveying the Transfer Assets which are personal property to Grantee;

          (B) an assignment of each lease of personal property under which Grantor is lessee or lessor assigning the interest of Grantor therein to Grantee;

          (C) a general warranty deed, subject to zoning ordinances, restrictions, reservations, covenants, rights-of-way, and easements of record and any other title exceptions of record, in a form satisfactory to counsel for Grantee, conveying each item of real property included in the Transfer Assets to Grantee, together with the standard form owner's title insurance policy for each item of real property insuring Grantee that good, valid and indefeasible title to such item of real property is vested in Grantee, subject only to standard form exclusions;

          (D) a copy of resolutions of the Board of Directors of Grantor authorizing the execution, delivery and performance of this Agreement and all related documents and agreements, each certified by the Secretary of Grantor as being true and correct copies of the originals thereof subject to no modifications or amendments;

          (E) a certificate of the President of Seller dated as of the Closing Date, as to the truth and correctness of the representations and warranties of Grantor and Shareholder contained herein on and as of the Closing Date;

          (F) a certificate of the President of Grantor dated as of the Closing Date, (i) as to the performance of and compliance by Grantor with all covenants contained herein on and as of the Closing Date and (ii) certifying that all conditions precedent of Grantor to the Closing have been satisfied;

          (G) a certificate of the Secretary of Grantor certifying as to the incumbency of the directors and officers of Grantor and as to the signatures of such directors and officers who have executed documents delivered at the Closing on behalf of Grantor;

          (H) Partnership Agreement between Grantee and Grantor executed by Grantor in the form attached as Exhibit D;

          (I) such other instrument or instruments of transfer as shall be necessary or appropriate, as Grantee or its counsel shall reasonably request within sufficient time prior to Closing, to vest in Grantee good and marketable title to the Assets that are personal property and good and indefeasible title to the Assets that are real property.

     9.02 DELIVERIES OF GRANTEE.  At the Closing, Grantee shall deliver to
Grantor:

          (A) the sum of $1,080,000 by wire transfer of immediately available funds to an account designated by Grantor;

          (B)  the Note(s);

          (C) a copy of the resolutions of the Board of Directors of the General Partner of Grantee authorizing the execution, delivery and performance of this Agreement, the Note and all related documents and agreements, each certified by such General Partner's Secretary as being true and correct copies of the originals thereof subject to no modifications or amendments;

          (D) a certificate of the President of the General Partner of Grantee, dated as of the Closing Date, as to the truth and correctness of the representations and warranties of Grantee contained herein on and as of the Closing Date;

          (E) a certificate of the President of the General Partner of Grantee, dated as of the Closing Date, (i) as to the performance and compliance by Grantee with all covenants contained herein on and as of the Closing Date and (ii) certifying that all conditions precedent of Grantee to the Closing have been satisfied;

          (F) a certificate of the Secretary of the General Partner of Grantee certifying as to the incumbency of the directors and officers of Grantee and as to the signatures of such parties who have executed documents delivered at the Closing on behalf of Grantee; and

          (G) a copy of the subscription agreements executed by the Partners of Grantee (other than Grantor) with representations that the Partners are Accredited Investors.

          (H) such other instrument or instruments of transfer as shall be necessary or appropriate, as Grantee or its counsel shall reasonably request, to vest in Grantee good and marketable title to the Assets that are personal property and good and indefeasible title to the Assets that are real property.

     IN AGREEMENT WHEREOF, the undersigned have executed this Agreement as of the date first written above.

                                   Grantee

                                   ARCADIA REFINING & MARKETING
                                   COMPANY, L.P.

                                   BY:  ARCADIA REFINING COMPANY,
                                   GENERAL PARTNER



                                   By:________________________________
                                   Title:_____________________________

                                   Grantor

                                   DUBACH GAS COMPANY


                                   By:________________________________
                                   Its:_______________________________

     For the sole purpose of acknowledging their respective covenants pursuant to Section 4.02(D) and 4.02(E) of this Agreement, the undersigned Partners or those persons subscribing partnership interests in the Grantee (excluding Grantor) hereby agree to be bound by Section 4.02(D) and 4.02(E) of this Agreement.


                              ___________________________________
                              MALCOLM M. TURNER



                              ___________________________________
                              JAMES A. DONOHOE



                              ___________________________________
                              ROBERT J. SCHUMACHER



     For the sole purpose of acknowledging its covenant pursuant to Section 4.01(G) of this Agreement, Cornerstone Natural Gas, Inc. hereby agrees to be bound by Section 4.01(G) of this Agreement.

                              CORNERSTONE NATURAL GAS, INC.



                              By:  ________________________________
                              Name:  ______________________________
                              Title:  _____________________________